UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 17, 2006

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-08303	51-0261339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 528-5588

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 16, 2005, the outside directors of the Board of Directors of The Hallwood Group Incorporated (the “Company”) approved The Hallwood Group Incorporated 2005 Long-Term Incentive Plan for Brookwood Companies Incorporated (the “Plan”) to attract, retain and motivate key personnel of the Company’s subsidiary, Brookwood Companies Incorporated (“Brookwood”). The Plan is subject to the approval of the holders of a majority of stock of the Company, and the Board of Directors has directed that it be submitted to the stockholders for approval at the annual meeting of stockholders scheduled for May 10, 2006. Pursuant to the Plan, the directors of Brookwood and key long-term employees, including officers of Brookwood and its subsidiaries, will be eligible to receive awards of Units that may result in the payment of cash to the participant upon the occurrence of certain events, including a merger, sale of substantially all of the assets or a change of control of Brookwood. The Brookwood Companies Incorporated Stock Option Plan (the “Brookwood Plan”), dated June 12, 1989, as amended, is being terminated by Brookwood concurrently with the adoption of the Plan and any options held pursuant to the Brookwood Plan will be cancelled simultaneously.
     On January 17, 2006, Amber M. Brookman, Chief Executive Officer and President of Brookwood, was awarded 1,900 Units under the Plan, subject to stockholder approval of the Plan. In addition, the Company agreed that, if certain senior members of management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000 in cash.
     The foregoing description of the Plan and form of award agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Plan and the form of award agreement, which are filed as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	The Hallwood Group Incorporated 2005 Long-Term Incentive Plan for Brookwood Companies Incorporated

99.2	Form of Unit Agreement under Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HALLWOOD GROUP INCORPORATED
Date: January 17, 2006	By:	/s/ Melvin J. Melle
	Name:	Melvin J. Melle
	Title:	Vice President

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